Exhibit 23.1

Chang G. Park, CPA, Ph. D.

t 2667 CAMINO DEL RIO SOUTH PLAZA B t SAN DIEGO t CALIFORNIA 92108t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480

t E-MAIL changgpark@gmail.com t

_____________________________________________________________________________________

April 29, 2011

To Whom It May Concern:

We consent to the incorporation by reference in the registration statements of Solo International, Inc. of our report dated April 29, 2011, on the reviewed financial statements  as of March 31, 2011,which appears on Form 10-Q of Solo International, Inc.

Very truly yours,

/s/ Chang G. Park

____________________________

Chang G. Park, CPA

Member of the California Society of Certified Public Accountants

Registered with the Public Company Accounting Oversight Board